Exhibit 10.4

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”), dated as of November 26, 2013 is entered into among Scorpio Acquisition Corporation, a Delaware corporation (“Holdings”), Polymer Group, Inc., a Delaware corporation (the “Lead Borrower” or the “Company”), the other Borrowers party hereto, the Incremental Lenders (as defined below) signatory hereto (in their capacities as such), the Lenders party hereto (in their capacities as such) and Citibank, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and in its capacity as L/C Issuer and Swing Line Lender. This Amendment amends that certain Amended and Restated Credit Agreement dated as of October 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among Holdings, the Lead Borrower, the other Borrowers party thereto, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent, and the other parties named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, on September 17, 2013, the Lead Borrower agreed to acquire (the “Target Acquisition”) all of the issued and unconditionally allotted share capital in Fiberweb plc, a public limited company incorporated under the laws of England and Wales (the “Target”) and any further shares in the capital of the Target which may be issued or unconditionally allotted pursuant to the exercise of any outstanding subscriptions or conversion rights or otherwise together with all related rights pursuant to a scheme of arrangement which became effective on November 15, 2013 (the “Scheme”). Target owns directly or indirectly all of the Capital Stock of Fiberweb Holdings, Inc., a Delaware corporation and all of its U.S. Subsidiaries (collectively, the “Target Subsidiary Guarantors”), and the Target Subsidiary Guarantors shall be subsidiaries of the Lead Borrower after giving effect to the Target Acquisition.

WHEREAS, Section 2.14 of the Credit Agreement provides that the Lead Borrower may from time to time request a Facility Increase, subject to the terms and conditions set forth therein;

WHEREAS, each Person identified on Schedule 1 hereto (each, an “Incremental Lender”, and collectively, the “Incremental Lenders”) has agreed (on a several and not a joint basis), subject to the terms and conditions set forth herein and in the Credit Agreement, to provide a Facility Increase in the amount set forth opposite such Incremental Lender’s name on Schedule 1 hereto (and (i) the total amount of Facility Increases made pursuant to this Amendment shall be $30,000,000 and (ii) the amount of an Incremental Lender’s Facility Increase shall be the amount so set forth opposite such Incremental Lender on Schedule 1 hereto); and

WHEREAS, Section 10.01 of the Credit Agreement permits certain amendments of the Credit Agreement and the Tranche 1 Borrowing Base with the consent of the Tranche 1 Supermajority Lenders, Administrative Agent and the Loan Parties.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.	Incremental Amendment.

The Borrowers and each Incremental Lender hereby agree that, subject to the satisfaction of the conditions in Section 4 hereof, on the Amendment No. 1 Effective Date, the Facility Increase of such Incremental Lender shall become effective and the Tranche 1 Revolving Credit Commitments shall be deemed increased by the aggregate amount of the Facility Increases of such Incremental Lenders. Subject to Sections 4 and 16 hereof, this Amendment shall become effective on the date on which the conditions set forth in Section 4 shall have been satisfied (the “Amendment No.1 Effective Date”). The Revolving Credit Commitments pursuant to the Facility Increases hereunder shall be “Tranche 1 Revolving Credit Commitments” for all purposes under each of the Loan Documents from and after the Amendment No. 1 Effective Date. The Incremental Lenders shall be deemed to be “Tranche 1 Revolving Credit Lenders” under each of the Loan Documents from and after the Amendment No. 1 Effective Date. For the avoidance of doubt, upon and subject to the occurrence of the Amendment No. 1 Effective Date and after giving effect to the Facility Increases hereunder, the Lead Borrower shall be permitted to request additional Facility Increases pursuant to Section 2.14 of the Credit Agreement in an amount not to exceed $75,000,000 in the aggregate, subject to the terms and conditions set forth in the Credit Agreement applicable to Facility Increases and the Lead Borrower may make a maximum of four (4) such additional requests. The Borrowers will use the proceeds of the Facility Increases for general corporate purposes. The Borrower will not use such proceeds to finance the Target Acquisition or to pay any fees, expenses or other amounts in connection therewith.

Section 2.	Amendments to the Credit Agreement.

On the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order as follows:

(i) ““Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of November 26, 2013, by and among the Borrowers, the Administrative Agent, the Swing Line Lender, the L/C Issuer, the Incremental Lenders party thereto and the Lenders under this Agreement comprising at least the Tranche 1 Supermajority Lenders.”

(ii) ““Amendment No. 1 Effective Date” means the first Business Day on which each of the conditions precedent set forth in Section 4 of Amendment No. 1 have been satisfied.”

(iii) ““Amendment No. 1 End Date” January 31, 2014.

(iv) ““Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.”

(v) ““Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 2.7 of the Guaranty and any other applicable keepwell, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such

Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.”

(vi) ““Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

(vii) ““Target Subsidiary Guarantor Audit Date” shall have the meaning assigned to such term in the definition of Tranche 1 Borrowing Base.”

(b) The definition of “Cash Dominion Event” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount $7,500,000 in both instances that it appears with the amount $10,000,000.

(c) The definition of “Finance Obligations” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, Finance Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.”

(d) The definition of “Tranche 1 Borrowing Base” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, with respect to the assets of the Target Subsidiary Guarantors, prior to the completion of a satisfactory customary audit by the Administrative Agent (the date that the Administrative Agent notified the Lead Borrower and the Lenders in writing of the completion of such audit (which audit shall be satisfactory to the Administrative Agent) shall be referred to as the “Target Subsidiary Guarantor Audit Date”) of assets of the Target Subsidiary Guarantors that could constitute Collateral (A) the amounts in clauses (i) and (ii) of this definition of Tranche 1 Borrowing Base shall not include any Eligible Accounts of the Target Subsidiary Guarantors or any Eligible Inventory of the Target Subsidiary Guarantors but (B) from and after the Amendment No. 1 Effective Date to but excluding the Target Subsidiary Guarantor Audit Date, the Tranche 1 Borrowing Base shall be increased by 50% of the book value of the accounts receivable of the Target Subsidiary Guarantors and 25% of the book value of the inventory of the Target Subsidiary Guarantors, in each case in this clause (B) to the extent the book value of such accounts receivable and inventory is set forth on the most recent Borrowing Base Certificate delivered to the Administrative Agent in a form reasonably agreed to by the Lead Borrower and the Administrative Agent.”

(e) The definition of “Uncontrolled Cash” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount $7,500,000 with the amount $10,000,000.

(f) Section 2.14(a) of the Credit Agreement is hereby amended by deleting “$20,000,000” and replacing it with “$75,000,000 (it being understood that such $75,000,000 amount shall be in addition to the $30,000,000 of Facility Increases made on the Amendment No. 1 Effective Date, such that the total amount of the Facility Increase since the Closing Date may be no greater than $105,000,000)”.

(g) Section 6.11(a)(i)(B) of the Credit Agreement is hereby amended by replacing the word “Borrower” with the word “Guarantor”.

(h) Section 6.13(c) of the Credit Agreement is hereby amended by inserting the following clause at the end thereof:

“provided, further, that for the avoidance of doubt, with respect to such assets of the Target Subsidiary Guarantors acquired in connection with the Target Acquisition, such assets may constitute Eligible Accounts and Eligible Inventory so long as the Target Subsidiary Guarantor Audit Date shall have occurred within 60 days of the Amendment No. 1 Effective Date (it being agreed that such 60 days period may be extended by an additional 15 days by the Administrative Agent’s in its sole discretion).”

(i) Section 6.17 of the Credit Agreement is hereby amended by replacing the amount $7,500,000 in both instances that it appears with the amount $10,000,000.

(j) Section 7.06 of Credit Agreement shall be amended to add, immediately after the words “calculated on a Pro Forma Basis” appearing in such Section 7.06, the following: “but when calculating the Consolidated Fixed Charge Coverage Ratio at any date for the purposes of this Section 7.06 only, not including any Restricted Payments made on such date referred to in clause (E) of the definition of Consolidated Fixed Charge Coverage Ratio to the extent such Restricted Payments are funded with cash contributions to the Lead Borrower (other than from a Subsidiary of Lead Borrower) or from a Permitted Equity Issuance (to the extent the cash proceeds thereof are contributed to Lead Borrower)”

Section 3.	Amendments to the Guaranty.

Effective upon the satisfaction of the conditions set forth in Section 4 of this Amendment, the Guaranty is hereby amended as follows:

(a) Section 1.2 of the Guaranty is hereby amended by inserting the following definitions in appropriate alphabetical order as follows:

(i) ““Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to § 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(ii) ““Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).”

(b) Article II of the Guaranty is hereby amended by inserting the following new Section 2.7:

“Section 2.7	Keepwell

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.7 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2.7 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2.7 shall remain in full force and effect until the Finance Obligations have been indefeasibly paid and performed in full and all Revolving Credit Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 2.7 constitute, and this Section 2.7 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Guarantor for all purposes of § 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(c) Article II of the Guaranty is hereby amended by inserting the following new Section 2.8:

“Section 2.8	Excluded Swap Obligations Limitation

Notwithstanding anything in this Article II to the contrary, no Guarantor shall be required to make any payment pursuant to this Guaranty to any party, and the right of set-off provided in Section 10.08 of the Credit Agreement shall not apply with respect to any Guarantor, in each case, with respect to Excluded Swap Obligations, if any, of such Guarantor.”

Section 4.	Conditions Precedent to the Effectiveness of this Amendment.

This Amendment shall become effective as of the date when, and only when, the following conditions precedent have been satisfied:

(a) Administrative Agent shall have received counterparts of this Amendment duly executed by (1) each Borrower, (2) each Guarantor, (3) the Administrative Agent, (4) the L/C Issuer, (5) the Swing Line Lender, (6) the Incremental Lenders and (7) Lenders consenting hereto (each such Lender, a “Consenting Lender”) constituting the Tranche 1 Supermajority Lenders.

(b) Before and after giving effect to the Facility Increases contemplated hereby, (i) the conditions of Section 4.02(a) and (b) of the Credit Agreement shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02(a) and (b) shall be deemed to refer to the Amendment No. 1 Effective Date) and (ii) the Borrowers shall be in compliance with Section 2.14 of the Credit Agreement.

(c) The Borrower shall have paid to the Administrative Agent all unpaid fees and expenses owing in connection with this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

(d) The Administrative Agent shall have received the executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, and such local counsel opinions with respect to Subsidiary Guarantors not incorporated in Delaware or New York as the Administrative Agent may require, each in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a date near the Amendment No. 1 Effective Date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority or certifying that such articles of incorporation or organization previously delivered has not changed since September 17, 2013 and (ii) a certificate of a duly authorized officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 1 Effective Date or certifying that such by-laws or operating (or limited liability company) agreement previously delivered has not changed since September 17, 2013, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing the Amendment on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of a duly authorized officer executing the certificate pursuant to clause (ii) above.

(f) The Administrative Agent shall have received a certificate of an authorized officer of the Lead Borrower dated the Amendment No. 1 Effective Date certifying that each of the conditions in Section 4.02 of the Credit Agreement have been satisfied as of the Amendment No.1 Effective Date; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

(g) The Target Acquisition shall have been consummated, or shall be consummated substantially concurrently with or prior to the Amendment No. 1 Effective Date, on the terms set forth in the Scheme, without giving effect to any waiver, amendment or consent thereunder that could be materially adverse to the Lenders in their capacities as such, and the Target and the Target Subsidiary Guarantors shall have become (or shall simultaneously with the effectiveness of this Amendment become) Subsidiaries of the Lead Borrower.

(h) Subject to the Intercreditor Agreement, the Administrative Agent shall have received all certificates representing all Equity Interests of the Target Subsidiary Guarantors, together with executed and undated stock powers and/or assignments in blank pursuant to and as required by the Collateral and Guarantee Requirement required to be satisfied as of the Amendment No. 1 Effective Date, including to (i) become Loan Parties by executing and delivering (or supplements or joinder agreements thereto) the Credit Agreement, the Guaranty and the applicable Collateral Documents and (ii) grant a perfected Lien to the Administrative Agent on such Person’s assets on the same types of assets which constitute Collateral under the Collateral Documents to secure the Finance Obligations; provided that in the case of each Material Real Property owned by the Target Subsidiary Guarantors, the Lead Borrower shall cause the Target Subsidiary Guarantors to comply with the requirements of Section 6.11 of the Credit Agreement. All other actions under Section 6.11 and the Collateral and Guarantee Requirement that are required due to the occurrence of the Target Acquisition shall have also been taken.

(i) The Administrative Agent shall have received results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens.

(j) The Administrative Agent shall have received Uniform Commercial Code financing statements required by Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents with respect to the Target Subsidiary Guarantors and all such documents and instruments shall have been (or have been authorized by the Target Subsidiary Guarantors to be) so filed, registered or recorded to the satisfaction of the Administrative Agent.

(k) The Administrative Agent shall have received at least three (3) Business Days prior to the Amendment No. 1 Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Lenders at least 10 days prior to the Amendment No. 1 Effective Date.

(l) The Administrative Agent shall have received a Perfection Certificate from the Lead Borrower and the Target Subsidiary Guarantors with respect to the Target Subsidiary Guarantors.

(m) The Administrative Agent shall have received a completed “life-of-loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Property (and with respect to any Material Real Property that is located within a special flood zone (y) a notice about special flood hazard area status and flood disaster assistance duly executed by the Lead Borrower and each other applicable Borrower or Guarantor relating thereto and (z) evidence of insurance with respect to such Material Real Property in form and substance reasonably satisfactory to the Administrative Agent).

(n) Each of the conditions set forth in this Section 4 shall have been satisfied prior to 5:00 p.m., New York City time, on the Amendment No. 1 End Date (as defined in the Credit Agreement as amended by this Amendment).

(o) No Loan Document shall have been amended, waived, consented to or otherwise changed from and after the date hereof without the written consent of each Incremental Lender.

(p) The Lead Borrower shall have given the Administrative Agent, the Lenders and the Incremental Lenders at least two Business Days’ prior written notice of the occurrence of the Amendment No. 1 Effective Date.

Section 5.	Representations and Warranties.

On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, the Borrowers jointly and severally hereby represent and warrant to the Administrative Agent and the Lenders as follows:

(a) The execution, delivery and performance by each Loan Party of this Amendment (a) has been duly authorized by all necessary corporate or other organizational action, and (b) does not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(b) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for (i) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect or (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement);

(c) This Amendment has been duly executed and delivered by each Loan Party that is a party hereto. This Agreement and each other Loan Document (as amended hereby) constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and by a covenant of good faith and fair dealing and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

Section 6.	Reallocation.

At least three Business Days prior to the Amendment No. 1 Effective Date, the Administrative Agent shall have notified the Lenders of any prepayments of Loans and any reallocations of participations in Letters of Credit or Swing Line Loans shall occur on the Amendment No. 1 Effective Date in order to accommodate the Facility Increases contemplated by this Amendment.

Section 7.	Post-Closing Requirements.

(a) Within 90 days after the Amendment No. 1 Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Lead Borrower shall, or shall cause the applicable Guarantor to, enter into an amendment to the Mortgages encumbering the Material Real Properties, in form reasonably acceptable to the Administrative Agent and Collateral Agent, together, in each case, with opinions of counsel with respect thereto and date-down or modification endorsement, or other title product where such an endorsement is unavailable, to the title policy insuring such Mortgage.

(b) Within 60 days after the Amendment No. 1 Effective Date (or such later date as the Administrative Agent may agree in its discretion), the Lead Borrower shall, or shall cause the applicable Guarantor to, deliver all Deposit Account Control Agreements with respect to any of the Target Subsidiary Guarantors required to be delivered pursuant to the terms of any Loan Document.

Section 8.	Reference to and Effect on the Loan Documents.

(a) As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Lead Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 9.	Acknowledgement and Reaffirmation of Guarantors.

The Guarantors acknowledge and consent to all terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents. Each Guarantor hereby ratifies and confirms its obligations under the Loan Documents, including the Collateral and Guarantee Requirement of the Credit Agreement and including, without limitation, its guarantee of the Finance Obligations and its grant of the security interest in the Collateral (as defined in the Security Agreement) to secure the Finance Obligations (including any Finance Obligations resulting from the Facility Increases contemplated hereby).

Section 10.	Costs and Expenses.

(a) The Borrower shall have paid to the Administrative Agent on the date hereof, for the account of each Incremental Lender, a fee equal to 0.25% of the amount of the Facility Increase of such Incremental Lender as listed on Schedule 1 hereto.

(b) The Lead Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 11.	Execution in Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 12.	Approval.

To the extent required by the Credit Agreement, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby consent to the provision by the Incremental Lenders providing Facility Increases pursuant to the Amendment.

Section 13.	Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, THE L/C ISSUER AND EACH LENDER, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, THE L/C ISSUER AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 14.	Notices.

All communications and notices hereunder shall be given as provided in Section 10.02 of the Credit Agreement.

Section 15.	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 16.	Termination.

This Amendment shall automatically terminate and all Facility Increases referred to herein at 5:00 p.m., New York City time, on the Amendment No. 1 End Date if the conditions set forth in Section 4 shall not have been satisfied prior to such time. Notwithstanding anything contained herein, for the avoidance of doubt, none of the amendments made herein or any Facility Increases of the Incremental Lenders referred to herein shall become effective unless the Amendment No. 1 Effective Date shall have occurred on the terms set forth herein.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SCORPIO ACQUISITION CORPORATION, as Holdings

By:	/s/ Anjan Mukherjee
	Name:	Anjan Mukherjee
	Title:	President and Secretary

POLYMER GROUP, INC., as Lead Borrower

By:	/s/ Dennis E. Norman
	Name:	Dennis E. Norman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

CHICOPEE, INC.
DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
PGI EUROPE, INC.
PGI POLYMER, INC., as Borrowers

By:	/s/ Dennis E. Norman
	Name:	Dennis E. Norman
	Title:	Chief Financial Officer

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Michael Smolow
	Name:	Michael Smolow
	Title:	Director

CITIBANK, N.A., as Swing Line Lender, L/C Issuer and as an Incremental Lender and Consenting Lender

By:	/s/ Michael Smolow
	Name:	Michael Smolow
	Title:	Director

BARCLAYS BANK PLC,
as an Incremental Lender and Consenting Lender

By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Managing Director

MORGAN STANLEY SENIOR FUNDING, INC., as a Consenting Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Consenting Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as an Incremental Lender

By:	/s/ Kirk J. Vogel
	Name:	Kirk J. Vogel
	Title:	Senior Vice President

ROYAL BANK OF CANADA,
as an Incremental Lender and Consenting Lender

By:	/s/ Felix Mednikov
	Name:	Felix Mednikov
	Title:	Attorney in Fact

By:	/s/ Robert Kizell
	Name:	Robert Kizell
	Title:	Attorney in Fact

Schedule 1

Facility Increases

Incremental Lender	Facility Increase
Citibank, N.A.	$12,000,000
Barclays Bank PLC	$12,000,000
HSBC Bank USA, National Association	$3,000,000
Royal Bank of Canada	$3,000,000

Total	$30,000,000